Exhibit 99.1

Guidewire Software Acquires EagleEye Analytics

Guidewire to provide predictive analytics products specifically designed for Property/Casualty insurers

FOSTER CITY, Calif., March 29, 2016 – Guidewire Software, Inc. (NYSE: GWRE), a provider of software products to Property/Casualty insurers, today announced that it has agreed to acquire EagleEye Analytics, a provider of SaaS-based predictive analytics products specifically designed for Property/Casualty insurers. The transaction is expected to close imminently. With this acquisition, Guidewire will enable its customers to apply predictive analytics to make better decisions across the insurance lifecycle. Guidewire will support the complete predictive analytics process including data preparation, model building, operational deployment, performance monitoring, and analytic feedback.

EagleEye’s products will be renamed Guidewire Predictive Analytics™ and will be available as part of Guidewire’s Data and Analytics product family. Two predictive analytics products will be available:

•	Guidewire Predictive Analytics for Claims addresses claims management decisions such as claim severity potential, claim routing and assignment, and identifying claims with litigation/subrogation potential.

•	Guidewire Predictive Analytics for Profitability addresses underwriting and distribution objectives such as accurate ratemaking and risk selection, underwriting cost reduction, maximizing customer lifetime value, and portfolio optimization.

“We welcome the EagleEye team to Guidewire, where their expertise in Property/Casualty processes and data science will advance our mission of enabling insurers to adapt and succeed in a time of significant change,” said Marcus Ryu, chief executive officer, Guidewire Software. “Their products, as with the others built by our Data and Analytics team, will leverage and further differentiate the capabilities of Guidewire’s insurance platform, the most broadly adopted in the industry.”

“We are excited about how this acquisition will enable us to serve our customers,” said Neil Betteridge, vice president, Strategy, Guidewire Software. “Adding advanced Property/Casualty predictive analytics functionality to our Data and Analytics products will enable carriers to make significantly better, faster decisions, leading to better outcomes for insurers and their policyholders.”

“This is a very exciting day for the EagleEye team. As a leader in providing predictive analytics for Property/Casualty insurance we see the fit with Guidewire as ideal,” said Wade Bontrager, CEO, EagleEye Analytics and incoming vice president, Predictive Analytics, Guidewire Software. “We look forward to accelerating our journey in providing insurers with a comprehensive predictive analytics system that spans the insurance lifecycle and doing so as part of the Guidewire team.”

EagleEye was selected by insurers to receive a 2015 Vanguards in Insurance Practices (VIP) award* in the Predictive Analytics category. EagleEye has more than 30 insurance customers in North America and Europe. Nine of these customers are also existing Guidewire customers. The company is headquartered in Columbia, South Carolina with offices in London, UK. A privately held company, EagleEye is backed by FirstMark Capital in New York.

Guidewire Predictive Analytics will be available to insurers in the Americas, Europe, Australia, and New Zealand, either standalone or to complement Guidewire PolicyCenter®, or ClaimCenter.

Guidewire does not expect this transaction to have a material impact on revenue or non-GAAP profitability in the third quarter or full year fiscal 2016.

About Guidewire Software

Guidewire delivers the software that Property/Casualty (P/C) insurers need to adapt and succeed in a time of rapid industry change. We combine three elements – core processing, data and analytics, and digital engagement – into a technology platform that enhances insurers’ ability to engage and empower their customers and employees. More than 200 P/C insurers around the world have selected Guidewire. For more information, please visit www.guidewire.com. Follow us on twitter: @Guidewire_PandC.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our ability to close this transaction imminently or at all and the impact of this transaction on our future results. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Diana Stott

Director, Communications

Guidewire Software, Inc.

+1.650.356.4941

dstott@guidewire.com

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NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, and Guidewire BillingCenter are registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

*	2015 Vanguards in Insurance Practices (VIP) awards were sponsored by Insurance Networking News and Celent.